UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2018

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On July 31, 2018, CME Media Enterprises B.V. (“CME BV”), a wholly owned subsidiary of Central European Media Enterprises Ltd. (“CME” or the “Company”), completed the previously announced sale of its 100% interest in Nova TV d.d., which operates the Company’s businesses in Croatia, to Slovenia Broadband S.à r.l. (the “Purchaser”), a wholly owned subsidiary of United Group B.V., pursuant to the terms of the amended & restated framework agreement entered into between CME BV and the Purchaser on July 5, 2018 (the “Restated Framework Agreement”) (previously filed with the SEC on July 11, 2018 as Exhibit 10.1 to CME’s Current Report on Form 8-K).

At closing, CME BV received from the Purchaser cash consideration of €86.4 (approximately US$ 101.4 million at July 31, 2018 rates) (the “Purchase Price”), inclusive of a €1.4 million (approximately US$ 1.6 million at July 31, 2018 rates) estimated net working capital adjustment. The net working capital amount is preliminary and remains subject to final adjustment after closing.

On July 31, 2018, the Company applied the full Purchase Price together with additional cash on hand to (1) retire in full the remaining principal amount of €40.8 million (approximately US$ 47.9 million at July 31, 2018 rates), plus accrued interest thereon, under the senior unsecured term credit facility among the Company, as borrower, BNP Paribas, as administrative agent, Warner Media, LLC, as guarantor (“Warner Media”), and the lenders party thereto, originally dated November 14, 2014, as amended (the “2014 Third Party Credit Agreement”) and (2) voluntarily prepay €25.0 million (approximately US$ 29.3 million at July 31, 2018 rates) aggregate principal amount, plus accrued interest thereon, under the senior unsecured term credit facility among CME, as borrower, BNP Paribas, as administrative agent, Warner Media, as guarantor, and the lenders party thereto, originally dated September 30, 2015, as amended (the “2015 Third Party Credit Agreement”). Following these repayments, the Company’s nearest debt maturity is November 1, 2021.

In addition, on July 31, 2018, the Company paid an amount of US$ 41.2 million to Warner Media, to repay (1) all remaining guarantee fees payable to Warner Media as of the date of repayment of the remaining loans under the 2014 Third Party Credit Agreement and (2) all outstanding guarantee fees and the commitment fee, together with accrued interest thereon, previously paid in kind that are payable to Warner Media as of the date of repayment of the portion of the loans under the 2015 Third Party Credit Agreement set out above.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	July 31, 2018	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer Principal Financial Officer and Principal Accounting Officer